Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 26th day of May, 2004, by and between EMPS Corporation, a Nevada corporation ("EMPS") and TatArka LLP, a Kazakstan limited liability partnership ("TatArka") and the sole partner of TatArka, Techgrand Company Limited ("Techgrand"), with reference to the following:

         A. EMPS is a Nevada corporation organized in 1998. EMPS has authorized capital stock of 150,000,000 shares, $.001 par value, of which 30,000,000 shares are currently issued and outstanding. The common shares of EMPS are registered under section 12(g) of the Securities Exchange Act of 1934 and are traded on the OTCBB under the symbol EPSC.

         B. TatArka is a privately held limited liability partnership organized under the laws of Kazakhstan on July 17, 2001.

         C. The Board of Directors of EMPS, and Techgrand, the sole partner of TatArka, have deemed it advisable and in the best interests of the parties that TatArka be acquired by EMPS, pursuant to the terms and conditions set forth in this Agreement.

         D. Techgrand acquired the partnership interests in TatArka from the prior TatArka partners in exchange for an obligation of Techgrand to deliver 200,000 restricted common shares of EMPS to said prior partners. The parties hereto propose to enter into this Agreement which provides, among other things, that all of the partnership interests of TatArka be acquired by EMPS from Techgrand in exchange for EMPS agreeing to assume and satisfy the obligation of Techgrand to the prior TatArka partners and for such additional items as more fully described in the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                 THE ACQUISITION

         1.01 At the Closing, the partnership interest of Techgrand, which represents all of the partnership interests in TatArka, shall be acquired by EMPS in exchange for 200,000 restricted common shares of EMPS to be issued to the prior partners of TatArka as set forth in Exhibit A to this Agreement.

         1.02 At the Closing, Techgrand will deliver its partnership interests in TatArka, duly endorsed so as to make EMPS the sole holder thereof, free and clear of all claims and encumbrances and EMPS shall deliver a transmittal letter directed to the transfer agent 1 of EMPS directing the issuance of shares to Techgrand as set forth on Exhibit A of this Agreement.

         1.03 Following the reorganization, there will be a total of 30,200,000 shares, $.001 par value, issued and outstanding in EMPS.

         1.04 Following the reorganization, TatArka will be a wholly owned subsidiary of EMPS.

                                    ARTICLE 2
                                   THE CLOSING

         2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 2319 Foothill Boulevard, Suite 250, Salt Lake City, UT 84109 on or before May 26, 2004, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

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                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF TATARKA

         TatArka hereby represents and warrants to EMPS as follows:

         3.01 TatArka shall deliver to EMPS, on or before Closing, each of the following:

                  (a) Financial Statements. Audited financial statements of TatArka including, but not limited to, balance sheets and profit and loss statements from inception to its fiscal year ended December 31, 2003, prepared in accordance with United States generally accepted accounting principles and which fairly present the financial condition of TatArka at the dates thereof. (Schedule A)

                  (b) Property. An accurate list and description of all property, real or personal, owned by TatArka of a value equal to or greater than $1,000. (Schedule B.)

                  (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of TatArka incurred or owing as of the date of this Agreement. (Schedule C.1.)

                  (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which TatArka is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by TatArka (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000 or more annually during the twelve-month period ended December 31, 2003, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

                  (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of TatArka for the repayment of borrowed money. (Schedule E.)

                  (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

                  (g) Limited Liability Partnership Agreement. Complete and accurate copies of the Application for Limited Liability Partnership and the Limited Liability Partnership Agreement of TatArka together with all amendments thereto and any other agreements setting forth or effecting the rights of the sole partner of TatArka to the date hereof. (Schedule G.)

                  (h) Partners. A complete list of all persons or entities holding partnership interests if TatArka or any rights to acquire an interest in TatArka, and other similar agreements. (Schedule H.)

                  (i) Managing Partners. A complete and current list of all managing partners of TatArka. (Schedule I.)

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                  (j) Salary Schedule. A complete and accurate list (in all
         material respects) of the names and the current salary rate for each present employee of TatArka who received $1,000 or more in aggregate compensation from TatArka whether in salary, bonus or otherwise, during the year 2003, or who is presently scheduled to receive from TatArka a salary in excess of $1,000 during the year ending December 31, 2004, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

                  (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of TatArka threatened, which may materially and adversely affect TatArka. (Schedule K.)

                  (l) Tax Returns. Accurate copies of all tax returns for TatArka for the last fiscal year. (Schedule L.)

                  (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by TatArka to all governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

                  (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which TatArka has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

                  (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein TatAtka is qualified to do business and is in good standing. (Schedule O.)

                  (p) Subsidiaries. A complete list of all subsidiaries of TatArka. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which TatArka has an interest, direct or indirect.

                  (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of TatArka, if any. (Schedule Q.)

                  (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which TatArka may have, other than those listed in the schedule on Union Matters. (Schedule R.)

                  (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of TatArka in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

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                  (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming TatArka as an insured or beneficiary or as a loss payable payee or for which TatArka has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by TatArka regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming TatArka as beneficiary covering the business activities of TatArka. (Schedule T.)

                  (u) Customers. A complete and accurate list (in all material respects) of the customers of TatArka, including presently effective contracts of TatArka to be assigned to TatArka, accounting for the principle revenues of TatArka, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2003. (Schedule U.)

                  (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of TatArka. (Schedule V.)

         3.02 Organization, Standing and Power. TatArka is a limited liability partnership duly organized, validly existing and in good standing under the laws of the Republic of Kazkhstan with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

         3.03 Qualification. TatArka is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which TatArka is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

         3.04 Outstanding Interests of TatArka. Techgrand is the sole partner, holding all the partnership interests of TatArka.

         3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary partnership actions, including but not limited to duly and validly authorized action and approval by sole partner of TatArka. This Agreement constitutes the valid and binding obligation of TatArka enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by TatArka and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provision of TatArka's Partnership Agreement or of any other agreement, court order or instrument to which TatArka is a party or bound by.

         3.06 Absence of Undisclosed Liabilities. TatArka has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         3.07 Absence of Changes. Since December 31, 2003, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of TatArka, except for changes resulting from completion of those transactions described in Section 5.01.

         3.08 Tax Matters. All taxes and other assessments and levies that TatArka is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by TatArka in separate bank accounts for such payment or are represented by

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depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by TatArka income or business prior to the Closing Date.

         3.09 Rights to Acquire Interests. Except as otherwise described in Schedule H, there are no commitments or agreements of any character to TatArka or sole partner is a party or by which TatArka or its sole partner are bound, or are a party, calling for the issuance of partnership interests or any other interest representing the right to purchase or otherwise receive a partnership interest in TatArka.

         3.10 Title to Assets. Except for liens set forth in Schedule C, TatArka is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which TatArka is a party are valid and in full force and effect on the date hereof, and TatArka has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of TatArka.

         3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either TatArka or the sole partner thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of TatArka. TatArka has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         3.13 Governmental Regulation. To the knowledge of TatArka and except as set forth in Schedule K, TatArka is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of TatArka.

         3.14 Brokers and Finders. TatArka shall be solely responsible for payment to any broker or finder retained by TatArka for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         3.15 Accuracy of Information. No representation or warranty by TatArka contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to EMPS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

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         3.16 Subsidiaries. Except as listed in Schedule P, TatArka does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by TatArka or its sole partner in connection with the consummation of the transactions contemplated hereby.

         3.18 Improper Payments. Neither TatArka, nor any person acting on behalf of TatArka has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of TatArka (b) any customer, supplier or competitor of TatArka or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for TatArka or (c) any political party or any candidate for elective political office nor has any fund or other asset of TatArka been maintained that was not fully and accurately recorded on the books of account of TatArka.

         3.19 Copies of Documents. TatArka has made available for inspection and copying by TatArka and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by TatArka with governmental agencies have contained information which is true and correct, to the best knowledge of TatArka, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of TatArka or adversely effect the objectives of this Agreement with respect to EMPS including, but not limited to, the issuance and subsequent trading of the shares of common stock of EMPS to be received hereby, subject to compliance by the sole partner of TatArka with applicable law.

         3.20 Investment Intent. The sole partner of TatArka represents and warrants to EMPS that the shares of EMPS being acquired pursuant to this Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

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                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                EMPS CORPORATION

         EMPS hereby represents and warrants to TatArka as follows:

         4.01 Organization, Standing and Power. EMPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted and has a registered corporate office in the State of Utah with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

         4.02 Qualification. EMPS is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which EMPS is duly qualified and licensed as a foreign corporation, is shown in
Schedule 4.02.

         4.03 Capitalization of EMPS. The authorized capital stock of EMPS consists of 150,000,000 shares of Common Stock, par value $.001 per share, of which the only shares issued and outstanding are 30,000,000 shares, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the EMPS stock.

         4.04 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors of EMPS. This Agreement constitutes the valid and binding obligation of EMPS, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by EMPS and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of the Articles of Incorporation or Bylaws of EMPS or of any other agreement, court order or instrument to which EMPS is a party or bound.

         4.05 Broker and Finders. EMPS shall be solely responsible for payment to any broker or finder retained by EMPS for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         4.06 Accuracy of Information. No representation or warranty by EMPS contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to EMPS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         4.07 Consents. Except as listed in Schedule 4.17, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by EMPS or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

         4.08 Copies of Documents. EMPS has made available for inspection and copying by TatArka and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by EMPS with the Securities and Exchange Commission,

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and all other governmental agencies, including but not limited to the Internal
Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of EMPS, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of EMPS or adversely effect the objectives of this Agreement with respect to TatArka including, but not limited to, the issuance and subsequent trading of the shares of common stock of EMPS to be received hereby, subject to compliance by the sole partner of TatArka with applicable law.


                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

         5.01 Conduct and Transactions of TatArka. During the period from the date hereof to the date of Closing, TatArka shall:

                  (a) Obtain an investment letter from the sole partner of TatArka in a form substantially like that attached hereto as Exhibit B.

                  (b) Conduct the operations of Tatarka in the ordinary course of business.

         TatArka shall not during such period, except in the ordinary course of business, without the prior written consent of EMPS:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of TatArka;

                  (b) Make any distribution of assets to the sole partner of TatArka;

                  (c) Sell, or grant an option or rights to purchase, or enter into any contract or commitment to issue, reissue or sell, any shares of its partnership interests or acquire or agree to acquire any of its partnership interests;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Partnership Agreement or merge or consolidate with or into any other entity or sell all or substantially all of its assets or change in any manner the rights of its partnership interests or other securities;

                  (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

                  (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (g) Make any material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

                  (i) Enter into any agreement or make any commitment to any labor union or organization;

                  (j) Make any material capital expenditures.

                  (k) Allow any of the foregoing actions to be taken by any subsidiary of TatArka.

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                                    ARTICLE 6
                              RIGHTS OF INSPECTION

         6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, EMPS and TatArka agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of EMPS or TatArka, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, EMPS and TatArka will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.



                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.01 Conditions to Obligations of EMPS. The obligation of EMPS to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by EMPS.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by TatArka which in the opinion of EMPS would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of TatArka set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. TatArka shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and TatArka shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Partnership Action. TatArka shall have furnished minutes, certified copies of partnership resolutions and/or other documentary evidence satisfactory to counsel for EMPS that TatArka has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Execution of this Agreement by the sole partner of TatArka and any consents necessary for or approval of any party listed on any Schedule delivered by TatArka whose consent or approval is required pursuant thereto shall have been obtained.

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                  (e) Financial Statements. EMPS shall have been furnished with audited financial statements of TatArka including, but not limited to, balance sheets and profit and loss statements from inception through the fiscal year end December 31, 2003. Such financial statements shall have been prepared in conformity with United States generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of TatArka as of the periods stated.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by TatArka of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by TatArka for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  (h) Changes in Financial Condition of TatArka. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of TatAkra, except expenditures in furtherance of this Agreement, excluding the acquisitions identified in Paragraph B of this Agreement.

                  (i) Absence of Pending Litigation. TatArka is not engaged in or threatened with anysuit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

         7.02 Conditions to Obligations of TatArka. The obligation of TatArka to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by TatArka.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by EMPS, which in the opinion of TatArka, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of EMPS set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. EMPS shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and EMPS shall have complied in all respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. EMPS shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for TatArka that EMPS has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by EMPS, whose consent or approval is required pursuant thereto, shall have been obtained.

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                  (e) Statutory Requirements. All statutory requirements for the valid consummation by EMPS of the transactions contemplated by this Agreement shall have been fulfilled.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by EMPS for consummation of the transactions contemplated by this Agreement shall have been obtained.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

         8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by TatArka or EMPS pursuant hereto, or otherwise adopted by TatArka, by its written approval, or by EMPS by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by TatArka or EMPS as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

         10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

                  (a) By mutual written consent of EMPS and TatArka.

                  (b) By the Board of Directors of EMPS if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

                  (c) By the sole partner of TatArka if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

         10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

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

                                   ARTICLE 11
                              EXCHANGE OF INTERESTS

         11.01 Exchange of Interests. At the Closing, EMPS shall issue a letter to the transfer agent of EMPS with a copy of the resolution of the Board of Directors of EMPS authorizing and directing the issuance of EMPS shares as set forth on Exhibit A to this Agreement.

         11.02 Restrictions on Shares Issued to TatArka. Due to the fact that TatArka will receive shares of EMPS common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of EMPS will contain the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

         12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

                  If to "EMPS"                                If to "TatArka "

                  EMPS Corporation                   TatArka LLP
                  2319 Foothill Blvd., Suite 250     129  Kunayev Street
                  Salt Lake City, Utah 84109         Almaty 480100 Kazkhstan

                  With copies to:

                  Ronald L. Poulton, Esq.
                  136 East South Temple, Suite 1700-A
                  Salt Lake City, UT 84111

         12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

                  (a) Extend the time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors or partners of such party.

         12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by EMPS or TatArka shall not constitute a waiver of the right to pursue other available remedies.

         12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of EMPS and its shareholders and TatArka and its sole partner.


         12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

         12.08 Each Party to Bear its Own Expense. EMPS and TatArka shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

         12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


Executed as of the date first written above.

"EMPS"                                               "TatArka "

EMPS Corporation                                     TatArka LLP
a Nevada corporation                                 a Kazahstan limited
                                                     liability partnership



By: /s/ Louis Naegle                                 By: /s/ Sergey Yaskevich
   ---------------------------                           -----------------------
    Louis Naegle, President                              Sergey Yaskevich,
                                                         Managing Partner




"Techgrand"

Techgrand Company Limited



By: /s/ Lok Yuet Ngor
    ---------------------------------------
    Lok Yuet Ngor, it Authorized Signatory

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